UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

2701 Cambridge Court, Auburn Hills, MI  48326
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2010, we entered into a Master Manufacturing Agreement with DIC Imaging Products USA, LLC.  The Agreement provides the terms and conditions for DIC Imaging's manufacture of coatings for our customers in accordance with our proprietary formulas and specifications.  DIC Imaging manufactures and sells toner and UV curable coatings for electronic arts and information, including coatings for optical disks. DIC Imaging Products is a member of the global DIC Group, a multinational corporation consisting of approximately 210 companies in about 60 countries.

Item 9.01. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.80	Master Manufacturing Agreement with DIC Imaging Products USA, LLC effective February 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: February 12, 2010	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel & Secretary